UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2011

SYNAPTICS INCORPORATED
 (Exact name of registrant as specified in its charter)

DELAWARE	000-49602	77-0118518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 SCOTT BLVD. SANTA CLARA, CALIFORNIA	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 454-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 18, 2011, we held an annual meeting of stockholders to consider and vote upon the following proposals: (1) to elect three directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified; (2) to provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2011 (“say-on-pay”); (3) to provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (“say-on-frequency”); and (4) to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent registered public accountants for the fiscal year ending June 30, 2012.

The following directors were elected at the annual meeting:

			Broker
Director	For	Withheld	Non-Votes
Francis F. Lee	20,977,594	454,224	8,187,636
Nelson C. Chan	21,016,720	415,098	8,187,636
Richard L. Sanquini	18,985,976	2,445,842	8,187,636

The results of the vote to approve the say-on-pay proposal were as follows:

				Broker
	For	Against	Abstain	Non-Votes
Say-on-pay proposal	9,075,580	11,396,851	959,387	8,187,636

Our stockholders did not approve the non-binding advisory vote on the compensation of our named executive officers for fiscal 2011.

The results of the vote on the say-on-frequency proposal were as follows:

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Say-on-frequency proposal	20,475,215	34,589	675,951	246,063	8,187,636

Our stockholders recommended on a non-binding, advisory basis that the advisory vote on the compensation of our named executive officers be held every year. Based upon these results, our Board of Directors determined to hold an advisory vote on the compensation of our named executive officers every year, until the next required vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers.

The results of the vote on the proposal to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent registered public accountants for the fiscal year ending June 30, 2012 were as follows:

				Broker
	For	Against	Abstain	Non-Votes
Ratification of KPMG, LLP as independent registered public accountants	29,305,872	72,783	240,799	—

This proposal received the necessary votes in favor to be adopted by our stockholders at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED
Date: October 21, 2011	By:	/s/ Kathleen A. Bayless
Kathleen A. Bayless
Chief Financial Officer, Secretary, and Treasurer